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                                                                  Exhibit No. 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-41337 and 333-04284) pertaining to the TETRA Technologies, Inc. 401(k) Retirement Plan of our report dated May 30, 1997, with respect to the financial statements and schedules of the TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.









Houston, Texas
June 26, 1997                                                ERNST & YOUNG LLP




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